As filed with the Securities and Exchange Commission on February 11, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

DECIBEL THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	2834	46-4198709
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

1325 Boylston Street, Suite 500

Boston, Massachusetts 02215

(617) 370-8701

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Laurence Reid, Ph.D.

President and Chief Executive Officer

Decibel Therapeutics, Inc.

1325 Boylston Street, Suite 500

Boston, Massachusetts 02215 (617) 370-8701

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Stuart M. Falber Scott N. Lunin Wilmer Cutler Pickering Hale and Dorr LLP 60 State Street Boston, Massachusetts 02109 (617) 526-6000	Mitchell S. Bloom Edwin O’Connor Seo Salimi William A. Magioncalda Goodwin Procter LLP 100 Northern Avenue Boston, Massachusetts 02210 (617) 570-1000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333-252347

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common stock, par value $0.001 per share	1,353,550 shares	$18.00	$24,363,900	$2,659

(1)	Includes 176,550 shares of common stock the underwriters have the option to purchase.
(2)	Calculated pursuant to Rule 457(a) under the Securities Act of 1933, as amended, based on the initial public offering price.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This registration statement is being filed with respect to the registration of additional shares of common stock, par value $0.001 per share, of Decibel Therapeutics, Inc., a Delaware corporation, pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The contents of the earlier registration statement on Form S-1 (File No. 333-252347), which was declared effective by the Securities and Exchange Commission on February 11, 2021, are incorporated in this registration statement by reference.

The required opinions and consents are listed on an Exhibit Index attached hereto and filed herewith.

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP

23.1	Consent of Ernst & Young LLP, independent registered public accounting firm

23.2	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1)

24.1	Power of Attorney (incorporated by reference to the signature page to the registrant’s Registration Statement on Form S-1 (File No. 333-252347) filed with the Securities and Exchange Commission on January 22, 2021)

.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on this 11th day of February, 2021.

DECIBEL THERAPEUTICS, INC.

By:	/s/ Laurence Reid
Laurence Reid, Ph.D. President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Laurence Reid	President and Chief Executive Officer, Director (Principal Executive Officer)	February 11, 2021
Laurence Reid, Ph.D.

/s/ Elisabeth Leiderman	Chief Financial Officer and Head of Corporate Development (Principal Financial Officer)	February 11, 2021
Elisabeth Leiderman, M.D.

/s/ Ronald Vigliotta	Vice President, Finance (Principal Accounting Officer)	February 11, 2021
Ronald Vigliotta

*	Director	February 11, 2021
Neil Exter

*	Director	February 11, 2021
Matthew Foy

*	Director	February 11, 2021
Christine Poon

*	Director	February 11, 2021
Peter A. Thompson, M.D.

*By:	/s/ Ronald Vigliotta
Ronald Vigliotta Attorney-in-fact